Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto, and including any and all such filings made prior to, on and/or after the date hereof) with respect to the common stock, $0.001 par value per share, of Net Element, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of the 21st day of February, 2012.

/s/ Mike Zoi
Mike Zoi

ENERFUND, LLC		MZ CAPITAL LLC (Florida)

By:	/s/ Mike Zoi	By:	/s/ Mike Zoi
Name:	Mike Zoi	Name:	Mike Zoi
Title:	Managing Member	Title:	Managing Member

TGR CAPITAL, LLC

By: ENERFUND, LLC, its Managing Member

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Managing
Member

MZ CAPITAL LLC (Delaware)

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Managing Member